      1                                    Exhibit 3(I)

        FORM OF RESTATED CERTIFICATE OF INCORPORATION
                              OF
                   LUCENT TECHNOLOGIES INC.
                           _______


            The name of the Corporation (which is hereinafter referred to as the Corporation) is "Lucent
            Technologies Inc."

            The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 29, 1995, under the name "NS-MPG Inc." Such certificate of incorporation was amended on February 5, 1996.

            This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

            The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                          Article I
                             Name

            The name of the corporation (which is hereinafter referred to as the "Corporation") is: "Lucent
            Technologies Inc."


                            Article II
                       Registered Agent

            The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the Corporation's registered agent at such address is The Prentice Hall Corporation System, Inc.

                            Article III
                           Purpose

            The purpose of the Corporation shall be to engage
            in any lawful act or activity for which
                   2                                        Exhibit 3(I)

            corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").


                          Article IV
                        Capital Stock

            Section 1. The Corporation shall be authorized to issue 3,250,000,000 shares of capital stock, of which 3,000,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock"), and 250,000,000 shares shall be shares of Preferred Stock, $1.00 par value ("Preferred Stock").

            Section 2.  The Preferred Stock may be issued
             from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

             (a)   the designation of the series, which
             may be by distinguishing number, letter or title;

             (b)   the number of shares of the series,
             which number the Board of Directors may
             thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

             (c)   whether dividends, if any, shall be
             cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

             (d)    the rate of any dividends (or method
             of determining such dividends) payable to the
                    3                                       Exhibit 3(I)

             holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

             (e)   the price or prices (or method of
             determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

             (f)   the obligation, if any, of the
             Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

             a.         the amount payable out of the
             assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              (h)  provisions, if any, for the conversion
             or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                    4                                       Exhibit 3(I)

             (I)    restrictions on the issuance of shares
             of the same series or of any other class or series, if any; and

             (j)   the voting rights, if any, of the
             holders of shares of the series.

             Section 3. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                Article V
                      Stockholder Action

             Effective as of the time at which AT&T Corp., a
             New York corporation, and its affiliates shall
             cease to be the beneficial owner of an aggregate
             of at least a majority of the then outstanding
             shares of Common Stock (the "Trigger Date"), any
             action required or permitted to be taken by the
             stockholders of the Corporation must be effected
             at a duly called annual or special meeting of
                    5                                       Exhibit 3(I)

             such holders and may not be effected by any
             consent in writing by such holders. Effective as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board of Directors of the Corporation and, effective as of the Trigger Date, any power of stockholders to call a special meeting is
             specifically denied.   No business other than
             that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this
             Article V.

                               Article VI
                    Election of Directors

            Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                            Article VII
                      Board of Directors

            Section 1.  Number, election and terms.  Except as
            otherwise fixed by or pursuant to the provisions
            of Article IV hereof relating to the rights of the
            holders of any class or series of stock having a
            preference over the Common Stock as to dividends
            or upon liquidation to elect additional directors
            under specified circumstances, the number of the
            Directors of the Corporation shall be fixed from
            time to time exclusively pursuant to a resolution
            adopted by a majority of the Whole Board (but
            shall not be less than three).  The Directors,
                   6                                        Exhibit 3(I)

            other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

            Section 2. Stockholder nomination of director candidates; Stockholder Proposal of Business. Advance notice of stockholder nominations for the election of Directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

            Section 3.  Newly created directorships and
            vacancies.  Except as otherwise provided for or
            fixed by or pursuant to the provisions of Article
            IV hereof relating to the rights of the holders of
            any class or series of stock having a preference
            over the Common Stock as to dividends or upon
            liquidation to elect directors under specified
            circumstances, newly created directorships
            resulting from any increase in the number of
            Directors and any vacancies on the Board of
            Directors resulting from death, resignation,
            disqualification, removal or other cause shall be
            filled by the affirmative vote of a majority of
            the remaining Directors then in office, even
            though less than a quorum of the Board of
            Directors, and not by the stockholders.  Any
            Director elected in accordance with the preceding
            sentence shall hold office for the remainder of
            the full term of the class of Directors in which
            the new directorship was created or the vacancy
                   7                                        Exhibit 3(I)

            occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            Section 4. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

            Section 5.  Amendment, repeal, etc.
            Notwithstanding anything contained in this
            Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.


                         Article VIII
                           By-Laws

            The By-Laws may be altered or repealed and new
            By-Laws may be adopted (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power
            of the stock issued and outstanding and entitled
            to vote thereat, provided, however, that any
            proposed alteration or repeal of, or the adoption
            of any By-Law inconsistent with, Section 2.2, 2.7
            or 2.10 of Article II of the By-Laws or with
            Section 3.2, 3.9 or 3.11 of Article III of the
            By-Laws or this sentence, by the stockholders shall require the affirmative vote of the affirmative vote of the holders of at least 80% of the voting
            power of all Voting Stock then outstanding, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or
            adoption of the new By-Law or By-Laws must be
            contained in the notice of such special meeting,
            or (2) by the affirmative vote of a majority of
            the Whole Board.
                   8                                   Exhibit 3(I)
            Notwithstanding anything contained in this
            Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VIII.

                            Article IX
            Amendment of Certificate of Incorporation

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article X, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal
            Article V, VII, VIII or this sentence.

                               Article X
                  Limited Liability; Indemnification
             Section 1.  Limited Liability of Directors.  A
             director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section 1 of this Article X shall eliminate or reduce the effect of Section 1 of

       9                                     Exhibit 3(I)

             this Article X in respect of any matter
             occurring, or any cause of action, suit or claim that, but for Section 1 of this Article X would accrue or arise, prior to such amendment or repeal.

            Section 2.  Indemnification and Insurance.
            (a)  Right to Indemnification.  Each person who
             was or is made a party or is threatened to be
             made a party to or is involved in any action,
             suit or proceeding, whether civil, criminal,
             administrative or investigative (hereinafter a
             "proceeding"), by reason of the fact that such
             person, or a person of whom such person is the
             legal representative, is or was a director or
             officer of the Corporation or is or was serving
             at the request of the Corporation as a director,
             officer, employee or agent of another corporation
             or of a partnership, joint venture, trust or
             other enterprise, including service with respect
             to employee benefit plans, whether the basis of
             such proceeding is alleged action in an official
             capacity as a director, officer, employee or
             agent or in any other capacity while serving as a
             director, officer, employee or agent, shall be
             indemnified and held harmless by the Corporation
             to the fullest extent authorized by the DGCL, as
             the same exists or may hereafter be amended (but,
             in the case of any such amendment, only to the
             extent that such amendment permits the
             Corporation to provide broader indemnification
             rights than said law permitted the Corporation to
             provide prior to such amendment), against all
             expense, liability and loss (including attorneys'
             fees, judgments, fines, amounts paid or to be
             paid in settlement, and excise taxes or penalties
             arising under the Employee Retirement Income
             Security Act of 1974, as in effect from time to
             time) reasonably incurred or suffered by such
             person in connection therewith and such
             indemnification shall continue as to a person who
             has ceased to be a director, officer, employee or
             agent and shall inure to the benefit of such
             person's heirs, executors and administrators;
             provided, however, that, except as provided in
             paragraph (b) hereof, the Corporation shall
             indemnify any such person seeking indemnification
             in connection with a proceeding (or part thereof)
             initiated by such person only if such proceeding
             (or part thereof) was authorized by the Board.
             The right to indemnification conferred in this
             Section shall be a contract right and shall
                    10                                      Exhibit 3(I)

             include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

              (b)  Right of Claimant to Bring Suit.  If a
             claim under paragraph (a) of this Section is not
             paid in full by the Corporation within 30
             calendar days after a written claim has been
             received by the Corporation, the claimant may at
             any time thereafter bring suit against the
             Corporation to recover the unpaid amount of the
             claim and, if successful in whole or in part, the
             claimant shall be entitled to be paid also the
             expense of prosecuting such claim.  It shall be a
             defense to any such action (other than an action
             brought to enforce a claim for expenses incurred
             in defending any proceeding in advance of its
             final disposition where the required undertaking,
             if any is required, has been tendered to the
             Corporation) that the claimant has not met the
             standard of conduct which makes it permissible
             under the DGCL for the Corporation to indemnify
                    11                                      Exhibit 3(I)

             the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c)  Non-Exclusivity of Rights.  The right to
             indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification. (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

            Severability.  If any provision or provisions of this
            Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
         12                                       Exhibit 3(I)

  (2) to the fullest extent possible, the provisions of this
  Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     IN WITNESS WHEREOF, said Lucent Technologies Inc. has caused this Restated Certificate of Incorporation to be signed by its Senior Vice President and General Counsel and attested by its Assistant Secretary this 1st day of April 1996.



   /s/ Richard J. Rawson
  _______________________
  Richard J. Rawson
  Senior Vice President and General Counsel
  Lucent Technologies Inc.



  Attest:   /s/ Pamela F. Craven
  _______________________________
  Pamela F. Craven
  Assistant Secretary

       13                                    Exhibit 3(I)

                 CERTIFICATE OF DESIGNATIONS

                              of

        SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                              of

                   LUCENT TECHNOLOGIES INC.

               (Pursuant to Section 151 of the
              Delaware General Corporation Law)

              _________________________________

          Lucent Technologies Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on April 1, 1996:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share, of the Corporation (the "Preferred Stock") and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Series A Junior Participating Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 7,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

       14                                    Exhibit 3(I)

          Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred
       Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times that aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend
       Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B)  The Corporation shall declare a dividend or
        distribution on the Series A Preferred Stock as
               15                                     Exhibit 3(I)

        provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C)  Dividends shall begin to accrue and be
       cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A

       Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares
  of Series A Preferred Stock shall have the following voting rights:

          (A)  Subject to the provision for adjustment
       hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of
       the Corporation.  In the event the Corporation shall at
       any time declare or pay any dividend on the Common
              16                                       Exhibit 3(I)

       Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4.  Certain Restrictions.

               (A)  Whenever quarterly dividends or other
       dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (I)    declare or pay dividends, or make any
       other distributions, on any shares of stock
            ranking junior (either as to dividends or upon
            liquidation, dissolution or winding up) to the
            Series A Preferred Stock;
                  (ii)  declare or pay dividends or make any
            other distributions, on any shares of stock
            ranking on a parity (either as to dividends or
            upon liquidation, dissolution or winding up) with
            the Series A Preferred Stock, except dividends
            paid ratably
                   17                                       Exhibit 3(I)

            on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

             (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B)     The Corporation shall not permit any
       subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

       Section 5.  Reacquired Shares.  Any shares of
  Series A preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.


         18                                  Exhibit 3(I)

           Section 6.  Liquidation, Dissolution or Winding
  Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate mount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
  (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       Section 7.  Consolidation, Merger, etc.  In case
  the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by
         19                                       Exhibit 3(I)

  reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       Section 8.  No Redemption.  The shares of Series A
  Preferred Stock shall not be redeemable.

       Section 9.  Rank.  The Series A Preferred Stock
  shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

       Section 10.  Amendment.  The Certificate of
  Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Certificate of
  Designations is executed on behalf of the Corporation by its Vice President this 8th day of April 1996.



                                 /s/ Pamela F. Craven
                              ___________________________
                              Pamela F. Craven
                              Vice President